Galaxy Foods Company
                                2441 Viscount Row
                             Orlando, Florida 32809

                                  June 15, 1999

Angelo S. Morini
c/o 2441 Viscount Row
Orlando, Florida 32809

     RE:  LOAN AGREEMENT

Dear Mr. Morini:

     This letter is in reference to that certain Amended and Restated Employment Agreement, dated as of the date hereof, between Angelo S. Morini ("Morini") and Galaxy Foods Company ("Galaxy") (the "Employment Agreement").

     Pursuant to the Employment Agreement, Galaxy and Morini have agreed to enter into this Loan Agreement pursuant to which two promissory notes previously delivered to Galaxy by Morini shall be modified and consolidated. The two notes, in the amounts of $1,200,000 (the "1994 Note") and $11,572,200 (the "1995
Note"), represented the purchase price for certain Galaxy common stock purchases made by Morini in 1994 and 1995, respectively. This Loan Agreement shall supersede the two notes and shall govern the loan arrangement between Galaxy and Morini.

     The definitive terms of this Loan Agreement are as follows:

     1.   LOAN.

          a. AMOUNT. Upon the execution and delivery of this Loan Agreement, the delivery of an executed Promissory Note (in substantially the form attached hereto as EXHIBIT A) with regard to the amount specified, and the execution and delivery of the Stock Pledge Agreement (in the form attached hereto as EXHIBIT
B), Galaxy agrees to cancel the 1994 Note and the 1995 Note (forgiving any accrued interest thereunder), and lend Morini the amount specified in the Promissory Note (the "Loan"), subject to the terms and conditions contained herein.

          b. INTEREST. The outstanding principal amount of the Loan shall not bear any interest unless and until the occurrence of an Event of Default (as discussed below).

          c. TERM AND REPAYMENT. The outstanding principal balance of this Loan shall be due and payable in full on that date which is seven (7) years subsequent to the date first written above; provided, that the Loan has not been forgiven pursuant to the terms of the Employment Agreement.

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     2. SECURITY FOR THE LOAN. Morini does hereby affirm,  acknowledge,  ratify, grant  and  assign  in favor of Galaxy a first,  prior,  sole lien and  security
interest  in  2,571,429   shares  of  Galaxy  common  stock,  par  value  $0.01,
beneficially  owned  by  Morini  and  issued  to  Morini   Investments   Limited
Partnership, a Delaware limited partnership owned and controlled by Morini (the "Partnership"), and represented by certificate number _____ (the "Galaxy Shares") and in all accessions, substitutions, replacements and proceeds thereof, including without limitation, whether by law, merger or exchange, to secure the outstanding principal balance of the Loan. Such security interest shall be evidenced by the Partnership's execution and delivery of the Stock Pledge Agreement attached hereto as EXHIBIT B and the Partnership's compliance with the terms and conditions contained therein.

     3. REPRESENTATIONS AND WARRANTIES BY MORINI AND THE PARTNERSHIP. Morini and the Partnership (collectively referred to as the "Borrower") each hereby represent and warrant to Galaxy the following:

          a. The execution, delivery and performance of this Agreement, the Promissory Note, and the Stock Pledge Agreement will not:

               (i) violate any provision of law, any governmental rule or regulation, any order of any court or other agency of government, or any provision of any indenture, agreement (including the agreement by which the Partnership was established and is governed, referred to herein as the "Partnership Agreement") or other instrument to which Borrower is a party or by which Borrower or any of Borrower's properties or assets are bound, or

               (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Galaxy Shares, other than as provided herein.

          b. Borrower is not a party to any contract or agreement (including the Partnership Agreement) which restricts or otherwise limits Borrower from incurring the debt described herein. Neither the execution nor delivery of this Agreement, the Promissory Note or the Stock Pledge Agreement, nor the fulfillment of nor the compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower is subject.

          c. The Partnership is the owner of the Galaxy Shares free and clear of all liens, charges and encumbrances, and the Partnership and Morini, as authorized representative, have the full power and authority, and the legal right, to grant a security interest in the Galaxy Shares as provided hereby.

          d. By virtue of this Agreement and the perfection of the security interest in the Galaxy Shares in accordance with the provisions of the Stock Pledge

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Agreement,  Galaxy  has a  valid,  enforceable,  perfected  and  first  priority security interest in the Galaxy Shares.

          e. Borrower has not and will not, without the consent of Galaxy, grant to any person other than Galaxy a security interest or any other interest or claim in the Galaxy Shares.

          f. The Partnership is duly formed and validly existing under the laws of the state of Delaware.

     4. REPRESENTATIONS BY GALAXY. Galaxy hereby represents and warrants to the following to Borrower:

          a. The execution, delivery and performance of this Agreement by Galaxy will not violate any provision of Galaxy's Certificate of Incorporation or Bylaws, or any law, governmental rule or regulation, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which Galaxy is a party or by which Galaxy or any of its properties or assets are bound.

          b. Galaxy is duly formed, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority to enter into and deliver this Agreement. This Agreement is a valid and binding obligation of Galaxy, enforceable against Galaxy in accordance with its terms.

     5. EVENTS OF DEFAULT. Each of the following shall be considered an Event of Default hereunder:

          a. MONETARY DEFAULT. If any outstanding balance of the Loan shall not be paid at maturity;

          b. NON-MONETARY DEFAULT. If Borrower shall default in the performance of or compliance with any material term or covenant contained in any of this Agreement, the Promissory Note, or the Stock Pledge Agreement, and such default is not cured within ten (10) days of the date from which notice of such default is delivered to Borrower by Galaxy;

          c. FALSE REPRESENTATION. If any representation or warranty made in writing by or on behalf of Borrower herein, in the Promissory Note or in the Stock Pledge Agreement shall prove to have been false or incorrect in any material respect; or

          d. BANKRUPTCY OR INSOLVENCY. If Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower in which an order for relief is

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

entered or which remains undismissed for a period of sixty (60) days or more, or Borrower, by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

     6. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default and during the continuation thereof, Galaxy may, at its option, thereupon or thereafter, without notice to or demand upon Borrower, declare the Promissory Note (notwithstanding any provisions thereof), immediately due and payable without notice or demand and the same shall immediately become and be due and payable without notice or demand, and further, the outstanding principal balance of the Loan shall thereafter bear interest at the rate of ten percent (10%) until paid in full (or, until such Event of Default is cured, if earlier). In such event, Galaxy's sole recourse shall be to foreclose against the Galaxy Shares and exercise its rights under the Stock Pledge Agreement of even date, between Galaxy, as Secured Party and the Partnership, as Pledgor, in accordance with the terms thereof.

     7. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida applicable to contracts made and to be performed wholly within that state. Venue for any action hereunder shall be in Orange County, Florida and Borrower hereby agrees to submit to such jurisdiction.

     8. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Galaxy Shares and shall (i) remain in full force and effect until payment and performance in full of the obligations hereunder, and
(ii) be binding upon and shall inure to the benefit of and be enforceable by, Borrower and Galaxy and their respective successors, transferees and assigns. Upon the payment in full of the obligations described herein, Galaxy shall release its security interest in the Galaxy Shares, at its sole cost and expense. Anything herein to the contrary notwithstanding, neither Borrower nor another person or entity shall have any liability or responsibility with respect to the repayment of the Loan, accrued interest (if any) thereon, or any other expenses incurred by Galaxy to collect the same.

     9. ASSIGNMENT. The rights and obligations of Borrower set forth in this Agreement (and the Exhibits attached hereto) may be assigned by Borrower upon thirty thirty (30) days written notice to Galaxy; provided, that Galaxy does not object in writing to such assignment within fifteen (15) days of its receipt of such notice.

     10. NONWAIVER. No covenant or condition of this Agreement may be waived except by the written consent of the parties hereto. Forbearance or indulgence by a party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by the other party of any covenant or condition, the other party shall be

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

entitled to invoke any remedy available under this Agreement or by law or in equity despite said forbearance or indulgence.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises and understandings not delivered in connection herewith. Neither party has in any way relied, nor shall in any way rely, upon any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in such other documents as shall be executed in connection herewith.

     12. ATTORNEYS' FEES. If either party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its rights hereunder, including, but not limited to, all reasonable attorneys' fees and court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

     If Borrower is in agreement with the above, please execute this Agreement where indicated. Thank you.

                                        Sincerely,

                                        GALAXY FOODS COMPANY,
                                        a Delaware corporation


                                        By: /s/ Cynthia L. Hunter
                                            --------------------------------
                                        Name: Cynthia L. Hunter
                                              ------------------------------
                                        Its: Chief Financial Officer
                                             -------------------------------

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

Agreed to and Accepted this 15th day of June, 1999, by:

MORINI INVESTMENTS
LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Morini Investments, LLC
Its: General Partner

By: /s/ Angelo S. Morini
    --------------------------------
Name: Angelo S. Morini
      ------------------------------
Its: General Partner
     -------------------------------

/s/ Angelo S. Morini
------------------------------------
Angelo S. Morini, individually

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